Exhibit 10.3
LIBOR Note and Security Agreement

Note and Security Agreement
Banc of America Leasing & Capital, LLC	(Variable Rate — LIBOR)

This Note and Security Agreement (“Note”) made as of the date set forth below sets forth the terms and conditions governing the repayment of a loan made by Banc of America Leasing & Capital, LLC (“Secured Party”) to the party identified below as Debtor for the purpose of financing the personal property identified below as the Equipment, and the granting by Debtor to Secured Party of a security interest in the Equipment and certain related property to secure the repayment of all Debtor’s Obligations to Secured Party. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan and Security Agreement, dated as of September 9, 2005 (the “Loan Agreement”), between Secured Party and Debtor.

Date: September 9, 2005	Agreement Number: One

Secured Party:	Banc of America Leasing & Capital, LLC
2059 Northlake Parkway, 4 South
Tucker, Georgia 30084-4007

Debtor:	Cronos Containers, Inc.
1 Front Street, Suite 925
San Francisco, CA 94111

Equipment:	Those certain intermodal marine dry cargo and specialized
containers set forth on Schedule 1 attached hereto

Principal Amount of Loan: $3,938,141.69
Number of Principal Repayment Installments (including Final Repayment Installment): 48
Amount of Each Principal Repayment Installment Prior to Final Repayment Installment: $82,044.62
Amount of Final Principal Repayment Installment: $82,044.55
Due Date of First Principal Repayment Installment: On the thirtieth (30th) day following the Funding Date of this Loan.

Due Date of Final Principal Repayment Installment: On the (48th) anniversary of the Funding Date of this Loan.
Variable Interest Rate. For any year or portion thereof, a per annum rate of interest equal to the Applicable Margin (as defined in the Loan Agreement) plus the rate of interest equal to the “average of interbank offered rates for dollar deposits in the London Market based on quotations of sixteen (16) major banks” for a term of thirty days as published in the Wall Street Journal under a heading entitled “Money Rates, London Interbank Offered Rates (LIBOR)” or any future or substitute heading. LIBOR will adjust on each LIBOR Reset Date as provided in the Loan Agreement.
Loan; Terms of Repayment. In consideration of the making of a loan by Secured Party to Debtor for the purpose of financing the Equipment specified above (the “Loan”), Debtor promises and agrees to pay to the order of Secured Party, at Secured Party’s address stated above or at such other places as Secured Party may from time to time designate in writing, the principal amount of the Loan, together with interest calculated as hereinafter provided. Subject to Debtor’s right to prepay such principal amount in whole or in part provided in the Loan Agreement, Debtor shall pay such principal amount in consecutive monthly installments of principal, each in the amount set forth above under the heading “Amount of Each Principal Repayment Installment Prior to Final Repayment Installment,” due and payable on the “Due Date of First Principal Repayment Installment” set forth above and on a like date of each calendar month thereafter until the Loan is fully repaid; provided, however, that the last such installment shall be in the amount set forth above under the heading “Amount of Final Principal Repayment Installment” or (if greater) the amount of the then outstanding principal balance of the Loan.
Interest. Interest shall be calculated on the basis of a year of three hundred sixty (360) days and shall, during each calendar month or portion thereof from and after the date on which funds are disbursed by Secured Party, accrue on unmatured principal balances outstanding during such period at the “Variable Interest Rate” specified above for the week in which the first day of the month prior to such calendar month occurs. All interest accrued through the due date of a principal installment shall be due and payable simultaneously with such installment.
Prepayments. For one (1) year following the Funding Date of this Loan, Debtor may prepay up to ten percent (10%) of the Original Equipment Value of the Loan due to an Early Termination without incurring a prepayment/early termination penalty. After the first anniversary of such Funding Date, the outstanding principal balance of the Loan may be prepaid in whole or in part at any time, together with all interest and late charges accrued through the date of prepayment without any prepayment charge. Debtor shall make such mandatory prepayments as required pursuant to Section 2(c) of the Loan Agreement.
Late Charges. To the extent permitted by applicable law, Debtor shall pay on demand, as a late charge, an amount equal to three percent (3%) of each installment or part thereof that is not paid within ten (10) days of the date when due, but nothing in this paragraph alters the definitions of events of default hereunder. Debtor shall pay the late charge, to the extent permitted by applicable law, regardless of whether or not Debtor’s failure to pay such installment when due is or becomes a default hereunder and regardless of whether or not Secured Party proceeds under the Remedies provisions hereof or takes any other action, and demand for and collection of the late charge shall not be deemed a waiver of default or of any other remedies or rights.
Security Interest. Debtor hereby confirms its grant of a security interest, as security for the Obligations, to Secured Party as provided in the Loan Agreement, and acknowledges and agrees that the grant set forth in the Loan Agreement extends to, and Borrower hereby grants to Secured Party, as security for the Obligations, a security interest in and to, the personal property described above as the Equipment, together with all parts, additions, accessions, accessories, replacements and substitutions thereto or therefor, and all proceeds therefrom.
Representations and Warranties. Debtor represents and warrants that on the Funding Date, the representations and warranties of Debtor in each of the Loan Documents to which it is a party are true and correct in all material respects as though made on and as of the Funding Date.
Certificates of Title. If the Collateral consists of or includes motor vehicles or other equipment for which there is a certificate of title evidencing ownership thereof, Debtor shall forthwith cause each certificate to be endorsed over and the Lien of Secured Party to be noted so as to show Secured Party’s interest, and Debtor shall deliver forthwith each such certificate to Secured Party.
Sale or Replacement of Collateral. Debtor shall not sell or replace any item or part of the Collateral except as provided in the Loan and Security Agreement.
Post Default Interest. Any principal balance not paid when due (whether by acceleration or otherwise) shall accrue interest at the Default Rate (as defined below) until such principal balance is paid. The “Default Rate” shall be a per annum rate of interest equal to (i) twelve percent (12%) or (ii), if less, the highest rate of interest permitted by applicable law. Secured Party may, at its option, apply late payments (either in full or partial) in the following manner: first to interest, then to principal, and finally to late charges. To the extent permitted by applicable law, Debtor shall pay interest on delinquent principal installments on demand regardless of whether or not Secured Party proceeds under the Remedies provisions hereof or under the Loan Agreement or takes any other action, and demand for and collection of interest on such overdue installments at the Default Rate shall not be deemed a waiver of any default or of any other remedies or rights.
Events of Default. Any Event of Default under the Loan and Security Agreement shall constitute and “Event of Default” hereunder.
Remedies. Upon any Event of Default and at any time thereafter, Secured Party may exercise any of its remedies set forth in the Loan Agreement and under applicable law.
Severability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
No Waiver; Cumulative Remedies. No failure by Lender to exercise, and no delay by Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided in any other Loan Document or by law.
Assignability. Debtor acknowledges that the rights of Secured Party may be assigned to any Person in whole or in part at the sole discretion of Secured Party, and Debtor agrees that any defense it may have against Secured Party as to events occurring prior to any assignment shall not be asserted, and shall be void, against any assignee of the rights of Secured Party. Debtor shall not assign any of its rights or obligations under this Note to any person without the prior written consent of Secured Party, and in the absence of such prior written consent, no such assignment of any right or obligation of Debtor hereunder shall be binding on Secured Party.
Financing Statements. Debtor hereby authorizes Secured Party to file financing statements as to the Collateral.
Warranty Disclaimer. Secured Party is not a manufacturer or seller of the Equipment and makes no warranties whatsoever with respect to any of the Equipment, including without limitation warranties of title, merchantability or fitness for any particular purpose. Debtor shall not assert any breach of any such warranty as a defense to any of its obligations to Secured Party under this Note; however, nothing in this Note shall be construed to impair any of Debtor’s remedies for breach of warranty against any seller or manufacturer of the Collateral.
Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of California as of the date hereof (without regard to conflict of laws principles).
[Signatures appear on following pages.]

     IN WITNESS WHEREOF, Cronos Containers Inc. has caused this Note to be executed as of the date first above written, intending and agreeing to be legally bound by all the provisions of this Note.

DEBTOR:

Cronos Containers, Inc.

By:	/s/ John Kallas

Printed Name: John Kallas
Title: Secretary & Treasurer

Schedule 1
to Note
Equipment Schedule
[omitted pursuant to Item 601(b)(2) of Regulation S-K]

Schedule 2
to Note
Prepayment Amounts
Please See Attached.

Termination Schedule

	A	B
	Permited Early	Non-Permited Early
	Termination	Termination
Payments	Value as a % of	Value as a % of
Made	Equipment Value	Equipment Value
0	100.0000%	102.0000%
1	97.9167%	100.1270%
2	95.8333%	98.2457%
3	93.7500%	96.3560%
4	91.6667%	94.4578%
5	89.5833%	92.5512%
6	87.5000%	90.6361%
7	85.4167%	88.7125%
8	83.3333%	86.7802%
9	81.2500%	84.8394%
10	79.1667%	82.8899%
11	77.0833%	80.9317%
12	75.0000%	78.9648%

13	72.9167%	72.9167%
14	70.8333%	70.8333%
15	68.7500%	68.7500%
16	66.6667%	66.6667%
17	64.5833%	64.5833%
18	62.5000%	62.5000%
19	60.4167%	60.4167%
20	58.3333%	58.3333%
21	56.2500%	56.2500%
22	54.1667%	54.1667%
23	52.0833%	52.0833%
24	50.0000%	50.0000%
25	47.9167%	47.9167%
26	45.8333%	45.8333%
27	43.7500%	43.7500%
28	41.6667%	41.6667%
29	39.5833%	39.5833%
30	37.5000%	37.5000%

	A	B
	Permited Early	Non-Permited Early
	Termination	Termination
Payments	Value as a % of	Value as a % of
Made	Equipment Value	Equipment Value
31	35.4167%	35.4167%
32	33.3333%	33.3333%
33	31.2500%	31.2500%
34	29.1667%	29.1667%
35	27.0833%	27.0833%
36	25.0000%	25.0000%
37	22.9167%	22.9167%
38	20.8333%	20.8333%
39	18.7500%	18.7500%
40	16.6667%	16.6667%
41	14.5833%	14.5833%
42	12.5000%	12.5000%
43	10.4167%	10.4167%
44	8.3333%	8.3333%
45	6.2500%	6.2500%
46	4.1667%	4.1667%
47	2.0833%	2.0833%
48	0.0000%	0.0000%